Exhibit 10.2

DIRECTOR NONSTATUTORY STOCK OPTION AWARD AGREEMENT
UNDER THE
MORNINGSTAR, INC. 2004 STOCK INCENTIVE PLAN, AS AMENDED
This DIRECTOR NONSTATUTORY STOCK OPTION AWARD AGREEMENT ("Agreement") is made effective [•] (the "Grant Date"), and is between Morningstar, Inc., an Illinois corporation (the "Company"), and «Director» (the "Participant"). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Morningstar, Inc. 2004 Stock Incentive Plan, as amended (the "Plan").
1.    Option Grant and Number of Shares. In accordance with the terms of the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Participant a Nonstatutory Stock Option to purchase all or any part of an aggregate of «Q2_Grant_» Shares of the Company (the "Option").
2.    Exercise Price and Payment of Exercise Price. The Exercise Price of each Share subject to the Option shall be $«Exercise Price».
After the Option has become exercisable, and before the Expiration Date indicated in Section 3 of this Agreement or, if earlier, the date on which the Option expires pursuant to Section 4 of this Agreement, the Participant may exercise this Option in accordance with Sections 6.6 and 6.7 of the Plan.
3.     Term and Exercisability of an Option. The Option will become exercisable in installments, with each installment becoming exercisable on the "First Exercisable Date" shown below, if the Participant has remained in continuous Service until that date.

Shares Subject to Option	First Exercisable Date	Expiration Date
«Vest1»	«VestDate1»	«ExpDate»
«Vest2»	«VestDate2»	«ExpDate»
«Vest3»	«VestDate3»	«ExpDate»

4.    Termination of Service.
(a)    If the Participant's Service terminates on account of Disability or death of the Participant, the portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (i) the Expiration Date set forth in Section 3 of this Agreement or (ii) the first anniversary of such termination. The portion of the Option that is not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
(b)    If the Participant's Service is terminated for any reason other than those described in subsection (a) of this Section 4, the portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (i) the Expiration Date set forth in Section 3 of this Agreement or (ii) 90 days from the date of such termination. The portion of the Option that is not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
5.    Notice. Except as otherwise specified by the Company in its administrative procedures under the Plan, any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, Attention: General Counsel. Notice to the Participant should be sent to the address in the records of the Company. Either party may change the person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.
6.    Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. The Plan is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control solely to the extent necessary to resolve such conflict. In addition, the Option granted hereunder is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.
7.    Amendment of Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.
8.    Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Director Nonstatutory Stock Option Award Agreement as of the Grant Date set forth above.

PARTICIPANT «Director» Please return by: «Return Date»	MORNINGSTAR, INC. By: _________________________________ Its: _________________________________